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Report of Independent Registered Public Accounting Firm on Supplemental Information

To the Shareholders and Board of Directors
RiverNorth Capital and Income Fund, Inc.:

We have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the statement of assets and liabilities of RiverNorth Capital and Income Fund, Inc. (the Fund) as of June 30, 2023, the related statements of operations and cash flows for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended, and the related notes (collectively, the financial statements) and the financial highlights for each of the years in the five-year period then ended, and our report dated August 29, 2023 expressed an unqualified opinion on those financial statements and financial highlights. We have not performed any procedures with respect to the audited financial statements and financial highlights subsequent to August 29, 2023.

The Senior Securities Table included in the Form N-2 under the caption “Senior Securities” (the “Senior Securities Table”) has been subjected to audit procedures performed in conjunction with the audit of the Fund’s financial statements and financial highlights. The Senior Securities Table is the responsibility of the Fund’s management. Our audit procedures included determining whether the Senior Securities Table reconciles to the financial statements and financial highlights or the underlying accounting and other records, as applicable, and performing procedures to test the completeness and accuracy of the information presented in the Senior Securities Table. In forming our opinion on the Senior Securities Table, we evaluated whether the Senior Securities Table, including its form and content, is presented in conformity with the instructions to Form N-2. In our opinion, the Senior Securities Table is fairly stated, in all material respects, in relation to the financial statements as a whole.

/s/ KPMG LLP

Chicago, Illinois
December 22, 2023

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with
KPMG International Limited, a private English company limited by guarantee.